UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2007

NIC INC.

(Exact name of registrant as specified in its charter)

Colorado	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300

Olathe, Kansas 66061

(Address of principal executive offices, including zip code)

(877) 234-3468

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           On November 5, 2007, the Board of Directors of NIC Inc. (the “Company”) elected Alexander C. Kemper to the Company’s Board of Directors (the “Board”). Mr. Kemper will serve as a member of the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board.

Mr. Kemper will receive compensation for service on the Board pursuant to the Board compensation plan approved in 2005, whereby each director receives an annual retainer in the amount of $15,000, plus $1,000 for attendance at each quarterly Board meeting, and an additional $1,000 annually for each committee on which the director serves. In addition, Mr. Kemper was granted an award of restricted stock with an equivalent fair market value of $25,000 upon his election to the Board. Based on the closing market price of the Company’s common stock on November 5, 2007, Mr. Kemper was granted a restricted stock award of 3,628 shares of common stock, which vests in four equal annual installments, commencing on the first anniversary date of the grant.

There is no arrangement or understanding between Mr. Kemper and any other person pursuant to which Mr. Kemper was elected as a director of the Company. The Company is not aware of any transactions since January 1, 2006 or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which Mr. Kemper or any member of his immediate family had, or will have, a direct or indirect material interest.

(e)           On November 5, 2007, the Compensation Committee (the “Committee) of the Board approved an increase in the annual base salary and potential annual cash incentive compensation for certain of the Company’s executive officers for fiscal year 2007, in connection with the Committee’s annual review of executive compensation. The Committee approved increases for these executive officers, retroactive to May 1, 2007, as follows:

•                  For Stephen M. Kovzan, Chief Financial Officer, an annual base salary increase from $183,750 to $250,000 and an increase in potential annual cash incentive compensation from 20% of his base salary as of May 1, 2007 to 35%. Mr. Kovzan was appointed Chief Financial Officer in August 2007, and had previously served as the Company’s Vice President of Financial Operations and Chief Accounting Officer since September 2000.

•                  For William F. Bradley, Jr., Chief Operating Officer, General Counsel and Secretary, an annual base salary increase from $220,500 to $250,000.

In the case of Mr. Kovzan, the annual cash incentive compensation is based on the Company’s established plan, whereby a portion of an executive’s annual compensation is placed at risk to encourage behavior that creates value for the Company in the near term. Annual incentive grant awards are based upon the Company’s pre-established annual operating income goal. Actual awards are calculated as a percentage of the executive’s base salary. The Committee assigned the incentive level at 35% of base salary for achieving the Company’s pre-established operating income goal for fiscal 2007. Unless otherwise provided, if the Company fails to achieve its pre-established annual operating income goal, no annual cash incentive will be paid to any named executive officer.

ITEM 7.01             REGULATION FD DISCLOSURE

A copy of the press release issued on November 6, 2007 announcing Mr. Kemper’s election is furnished to the United States Securities and Exchange Commission with this report on Form 8-K as Exhibit 99.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99 - Press release issued by NIC Inc. dated November 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC Inc.

Date: November 7, 2007	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer